UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2025

CALIFORNIA BANCORP

(Exact name of registrant as specified in its charter)

California	001-41684	84-3288397
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12265 El Camino Real, Suite 210
San Diego, California	92310
(Address of principal executive offices)	(Zip Code)

(844) 265-7622

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BCAL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07	Submission of Matters to a Vote of Security Holders

On May 21, 2025, California BanCorp (the “Company”) held its 2025 Annual Meeting of Shareholders (the “Annual Meeting”). The voting results of the Annual Meeting are set forth below.

Proposal I Election of twelve directors:

The Company’s directors are elected based on the candidates receiving the highest number of votes of the shares entitled to vote in the election, up to the number of directors to be elected twelve (12). Accordingly, the following twelve (12) director nominees were elected, each for a term of one year:

	For	Withheld	Broker Non-Votes
Andrew J. Armanino, Jr.	22,855,849	249,995	2,215,461
Stephen A. Cortese	22,640,280	465,564	2,215,461
Kevin J. Cullen	22,841,908	263,936	2,215,461
Frank D. Di Tomaso	22,749,609	356,235	2,215,461
Rochelle G. Klein	22,713,548	392,296	2,215,461
Dr. Lester Machado	22,643,367	462,477	2,215,461
Richard Martin	22,691,612	414,232	2,215,461
Frank L. Muller	22,865,314	240,530	2,215,461
David I. Rainer	23,016,497	89,347	2,215,461
Steven E. Shelton	22,648,335	457,509	2,215,461
David Volk	22,738,351	367,493	2,215,461
Anne Williams	22,681,455	424,389	2,215,461

Proposal II Ratification of the selection of RSM US LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025:

The vote required to approve this proposal was the affirmative vote of a majority of the shares represented at the Annual Meeting. Accordingly, this proposal was approved with the following vote:

For	Against	Abstain	Broker Non Votes
25,232,229	13,330	75,746	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALIFORNIA BANCORP

Date: May 22, 2025	By:	/s/ MANISHA K. MERCHANT
Manisha K. Merchant
Executive Vice President, General Counsel and Corporate Secretary